EXHIBIT 14

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of common stock, par value $0.01, of Paramount Group, Inc.

EXECUTED this 4th day of December, 2014.

Dated: December 4, 2014	ALEXANDER OTTO

By: KG CURA Vermögensverwaltung, G.m.b.H. & Co., by power of attorney for Alexander Otto

	By:	/s/ Thomas Armbrust
Thomas Armbrust
Managing Director

Dated: December 4, 2014	AROSA Vermoegensverwaltungsgesellschaft m.b.H.

	By:	/s/ Thomas Armbrust
Thomas Armbrust
Managing Director

	By:	/s/ Thomas Finne
Thomas Finne
Managing Director

Dated: December 4, 2014	KATHARINA OTTO-BERNSTEIN

By: KG CURA Vermögensverwaltung, G.m.b.H. & Co., by power of attorney for Katharina Otto-Bernstein

	By:	/s/ Thomas Armbrust
Thomas Armbrust
Managing Director

Dated: December 4, 2014	MAREN OTTO

By: KG CURA Vermögensverwaltung, G.m.b.H. & Co., by power of attorney for Maren Otto

	By:	/s/ Thomas Armbrust
Thomas Armbrust
Managing Director